UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 17, 2006
(Date of earliest event reported)
The J. M. Smucker Company
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-5111 (Commission File Number)	34-0538550 (IRS Employer Identification No.)
One Strawberry Lane, Orrville, Ohio 44667-0280
(Address of Principal Executive Offices, including Zip Code)
(330) 682-3000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 17, 2006, the shareholders of The J. M. Smucker Company (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved The J. M. Smucker Company 2006 Equity Compensation Plan (the “2006 Equity Plan”). The Executive Compensation Committee of the Board adopted the 2006 Equity Plan on June 13, 2006, subject to shareholder approval.
     The 2006 Equity Plan authorizes the Board (or, pursuant to delegation of authority by the Board, a committee or subcommittee of the Board, or one or more officers of the Company) to provide equity-based compensation in the form of a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive awards and other stock-based awards for the purpose of attracting and retaining directors, consultants, officers and other employees of the Company and its subsidiaries and providing such persons incentives and rewards for performance. Total awards under the 2006 Equity Plan are limited to an aggregate of 2,500,000 Common Shares, subject to adjustment as provided in the 2006 Equity Plan.
     The description of the 2006 Equity Plan is qualified in its entirety by reference to the full text of the 2006 Equity Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	The J. M. Smucker Company 2006 Equity Compensation Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The J. M. Smucker Company (Registrant)
By:	/s/ M. Ann Harlan
M. Ann Harlan
Vice President, General Counsel, and Secretary

Date: August 21, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	The J. M. Smucker Company 2006 Equity Compensation Plan